EXHIBIT 99.1

Contact:	Larry Kurtz
Vice President, Investor Relations
(415) 983-8418

McKESSON REPORTS FISCAL 2004 FIRST QUARTER RESULTS

•	First quarter revenues of $16.5 billion, up 21%

•	Pharmaceutical Solutions revenues, up 13% excluding warehouse sales

•	First quarter net income of $155.6 million, up 33%, and diluted EPS of 53 cents, up 36%

SAN FRANCISCO, July 24, 2003 – McKesson Corporation (NYSE: MCK) today reported first quarter net income of $155.6 million, an increase of 33%, and earnings per diluted share of 53 cents, an increase of 36%. McKesson’s revenues increased 21% in the first quarter, to $16.5 billion, including customer warehouse sales of $5.2 billion, which increased 48%. Excluding warehouse sales, revenues grew 12%.

Corporate Performance and Highlights

     Revenue growth and operating profit improvement in the Pharmaceutical Solutions segment drove McKesson’s improved results for the quarter. Operating profit increases in the Medical-Surgical Solutions and Information Solutions segments also contributed to the improvement in quarterly results.

     “McKesson achieved strong results in our first quarter,” said John H. Hammergren, chairman and chief executive officer. “All three of our segments delivered operating profit increases resulting from great execution in our businesses and continued success with customers.”

     “Pharmaceutical Solutions’ direct delivery revenues grew faster than the market. We benefited from new U.S. institutional distribution business and continued strong growth in Canada coupled with the impact of a stronger Canadian dollar. Sales to customer warehouses increased 48%, demonstrating the attractiveness and efficiency of our comprehensive approach for pharmaceutical supply chain management on behalf of large retail chain customers.”

     “The fundamentals remain positive for Pharmaceutical Solutions for the rest of this year. We see signs of increasing demand for pharmaceuticals and drug price increases continue to be robust. The new drug pipeline continues to look more positive.”

     “Medical-Surgical Solutions’ financial performance continues to improve. The execution of our plan remains on schedule and we are pleased with our progress.”

     “In Information Solutions, we experienced our historical pattern of slower growth in the first quarter. However, sales of clinical software doubled as our customers continue to invest heavily in systems to improve the quality of patient care. We expect to reach our goal of about 10% overall revenue growth for the full year.”

     “Our balance sheet remains strong, with a net debt to net capital ratio of 15%. In a quarter when we historically have used operating cash, we generated $43 million of cash flow from operations. This reflects the improvements we are achieving in managing service level inventories. In addition, we repurchased $75 million of common shares during the quarter.”

     “I am pleased with our results in the quarter. We are well-positioned for continued growth throughout the remainder of fiscal 2004.”

First Quarter Segment Operating Performance
Pharmaceutical Solutions Segment

	Quarter Ended June 30,

Dollar amounts in millions	FY04	FY03	Change

Revenues
U.S. Health Care direct revenues	$9,366.5	$8,369.4	12%
Canada	1,044.0	819.4	27%

Total direct revenues	$10,410.5	$9,188.8	13%
U.S. Health Care warehouse sales	5,164.4	3,497.1	48%

Total revenues	$15,574.9	$12,685.9	23%

Operating profit	$253.1	$219.0	16%
Operating margin ex-warehouse sales	2.43%	2.38%	5bp

     Pharmaceutical Solutions revenues grew 13%, to $10.4 billion, excluding warehouse sales. U.S. pharmaceutical distribution and service revenues were up 12%, to $9.4 billion. Warehouse sales of $5.2 billion were up 48%. McKesson Canada revenues increased 27%, to $1.04 billion. The increase in Canadian revenues reflected strong market growth and increased sales to customers. On a constant currency basis, Canadian revenues would have increased 15% in the quarter.

     Pharmaceutical Solutions operating profit was up 16% and operating margin excluding warehouse sales rose 5 basis points in the quarter. The first quarter included $7.1 million of incremental product development expense in the Automation business. Factors contributing to the operating profit improvement in this segment included operating leverage and increased sales of higher-margin generics.

Medical-Surgical Solutions Segment

	Quarter Ended June 30,

Dollar amounts in millions	FY04	FY03	Change

Revenues	$684.4	$682.9	—%
Operating profit	$21.7	$18.2	19%
Operating margin	3.17%	2.67%	50bp

     Medical-Surgical Solutions revenues were flat compared to the prior year, and operating profit of $21.7 million was up 19%. During the quarter, $1.4 million of previously expensed restructuring charges were reversed. Medical-Surgical Solutions should begin to benefit from more efficient operations as fiscal 2004 progresses.

Information Solutions Segment

	Quarter Ended June 30,

Dollar amounts in millions	FY04	FY03	Change

Revenues	$264.9	$254.4	4%
Operating profit	$20.7	$18.5	12%
Operating margin	7.81%	7.27%	54bp

     Information Solutions total revenues increased 4% to $264.9 million. Software revenues were $49.0 million, up 9%. Services revenues were $195.1 million, up 3%. Implementation revenues continued to grow, but were offset by a decline in other service categories. Hardware revenues were $20.8 million, up 9%. Operating profit was $20.7 million and the operating margin was 7.81%.

Other Operating Highlights

	June 30,

Dollar amounts in millions	FY04	FY03	Change

Corporate expenses for quarter ended	$32.8	$41.2	(20)%
Return on stockholders’ equity for four quarters ended	13.6%	11.3%	230bp
Return on committed capital for four quarters ended	24.8%	20.5%	430bp

     Corporate expenses, net of other income, decreased 20% to $32.8 million. Corporate expenses included a pre-tax gain of $8.5 million from the sale of a surplus property. Also included were pre-tax expenses of $5.1 million associated with the re-organization of the company’s technology support operations, pending securities litigation and losses on venture investments. McKesson’s effective tax rate for the quarter was 33.5%. Compared to a year ago, return on equity was 13.6% versus 11.3%, and return on committed capital was 24.8% versus 20.5%, both of which reflect the improved financial performance of the company.

     Earnings per diluted share were based on 298.1 million average diluted shares in the quarter. The company paid $1.5 million in dividends on convertible preferred securities.

	As of and for the quarter
	ended June 30,

Dollar amounts in millions	2003	2002

Cash and marketable securities	$456.9	$301.4
Total debt	1,295.8	1,428.5
Cash flow provided (used) by operations	43.3	(197.5)
Stockholders’ equity	4,674.3	4,097.3
Net debt to net capital employed	14.7%	20.8%

     At June 30, 2003, McKesson’s cash and marketable securities totaled $456.9 million, total debt was $1.3 billion, stockholders’ equity was $4.7 billion and the company’s net debt to net capital ratio was 14.7%. For the quarter, the company generated $43 million of cash from operations. During the quarter, McKesson repurchased 2.6 million shares of common stock for $75 million and had 290.2 million shares outstanding at June 30, 2003.

     A Webcast of the company’s regular conference call to review financial results with the financial community is available through McKesson’s website, www.mckesson.com, live at 5 PM EDT today and on replay afterwards. Shareholders are encouraged to review SEC filings and more information about McKesson, all of which are located on the company’s website.

     McKesson Corporation (NYSE: MCK) is a Fortune 20 healthcare services and information technology company dedicated to helping its customers deliver high-quality healthcare by reducing costs, streamlining processes and improving the quality and safety of patient care. Over the course of its 170-year history, McKesson has grown by providing pharmaceutical and medical-surgical supply management across the spectrum of care; healthcare information technology for hospitals, homecare and payors; hospital and retail pharmacy automation; and services for manufacturers and payors designed to improve outcomes for patients. For more information, visit us at www.mckesson.com.

     Except for historical information contained in this press release, matters discussed may constitute “forward-looking statements”, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”, “approximates”, “intends”, “plans”, “estimates” or the negative of these words or other comparable terminology. The most significant of these risks and uncertainties are described in the company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: the resolution or outcome of pending shareholder litigation regarding the 1999 restatement of our historical financial statements; the changing U.S. healthcare environment, including the impact of potential mandated benefits, changes in private and governmental reimbursement or in the delivery systems for healthcare products and services; changes in pharmaceutical and medical-surgical manufacturers’ pricing, selling, inventory or distribution policies or practices; substantial defaults in payment or a material reduction in purchases by large customers; challenges in integrating and implementing the company’s software products, or the slowing or deferral of demand for these products; the company’s ability to successfully identify, consummate and integrate strategic acquisitions; changes in generally accepted accounting principles (GAAP); and general economic conditions. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The company assumes no obligation to update or revise any such statements, whether as a result of new information or otherwise.

Schedule I

McKESSON CORPORATION
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)
(in millions except per share amounts)

	Quarter Ended June 30,

	FY04	FY03	Chg.

Revenues
Excluding sales to customers’ warehouses	$11,359.8	$10,126.1	12%
Sales to customers’ warehouses	5,164.4	3,497.1	48

Total	16,524.2	13,623.2	21
Cost of sales	15,737.7	12,872.4	22

Gross profit	786.5	750.8	5
Operating expenses	535.7	546.3	(2)

Operating income	250.8	204.5	23
Interest expense	(26.5)	(30.9)	(14)
Other income	11.9	10.0	19

Income before income taxes	236.2	183.6	29
Income taxes	(79.1)	(64.3)	23
Dividends on preferred securities of subsidiary trust	(1.5)	(1.5)	—

Income from continuing operations	155.6	117.8	32
Discontinued operations (1)	—	(0.5)	—

Net income	$155.6	$117.3	33%

Earnings per common share
Diluted	$0.53	$0.39	36%
Basic	$0.54	$0.41	32%
Shares on which earnings per common share were based
Diluted	298.1	301.0	(1)%
Basic	289.8	288.4	—%

(1)	In September 2002, we sold a marketing fulfillment business, which was included in our Pharmaceutical Solutions segment. Financial results for this business have been presented as a discontinued operation.

Schedule II

McKESSON CORPORATION
CONDENSED CONSOLIDATED INCOME INFORMATION BY BUSINESS SEGMENT
(unaudited)
(in millions)

	Quarter Ended June 30,

	FY04	FY03	Chg.

REVENUES
Pharmaceutical Solutions
U.S. Health Care	$9,366.5	$8,369.4	12%
Canada	1,044.0	819.4	27

Total Direct Revenues	10,410.5	9,188.8	13
U.S. Health Care sales to customers’ warehouses	5,164.4	3,497.1	48

Total Pharmaceutical Solutions	15,574.9	12,685.9	23

Medical-Surgical Solutions	684.4	682.9	—

Information Solutions
Software	49.0	45.1	9
Services	195.1	190.3	3
Hardware	20.8	19.0	9

Total Information Solutions	264.9	254.4	4

Total	$16,524.2	$13,623.2	21

GROSS PROFIT
Pharmaceutical Solutions	$531.3	$493.7	8
Medical-Surgical Solutions	128.8	131.5	(2)
Information Solutions	126.4	125.6	1

Gross profit	$786.5	$750.8	5

OPERATING EXPENSES
Pharmaceutical Solutions	$286.0	$285.0	—
Medical-Surgical Solutions	108.0	113.5	(5)
Information Solutions	106.2	107.5	(1)
Corporate	35.5	40.3	(12)

Operating expenses	$535.7	$546.3	(2)

OTHER INCOME (LOSS)
Pharmaceutical Solutions	$7.8	$10.3	(24)
Medical-Surgical Solutions	0.9	0.2	350
Information Solutions	0.5	0.4	25
Corporate	2.7	(0.9)	—

Other income	$11.9	$10.0	19

OPERATING PROFIT
Pharmaceutical Solutions	$253.1	$219.0	16
Medical-Surgical Solutions	21.7	18.2	19
Information Solutions	20.7	18.5	12

Operating profit	295.5	255.7	16
Corporate	(32.8)	(41.2)	(20)

Income from continuing operations before interest expense and income taxes	$262.7	$214.5	22

STATISTICS
Operating profit as a % of revenues
Pharmaceutical Solutions	1.63%	1.73%	(10	)bp
Pharmaceutical Solutions, excl. sales to customers’ warehouses	2.43%	2.38%	5	bp
Medical-Surgical Solutions	3.17%	2.67%	50	bp
Information Solutions	7.81%	7.27%	54	bp
Return on Stockholders’ Equity	13.6%	11.3%
Return on Committed Capital	24.8%	20.5%

Schedule III

McKESSON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	June 30,	March 31,
	2003	2003

ASSETS
Current Assets
Cash and equivalents	$445.2	$522.0
Marketable securities available for sale	11.7	11.5
Receivables, net	5,090.5	4,594.7
Inventories	5,968.2	6,022.5
Prepaid expenses and other	110.3	102.9

Total	11,625.9	11,253.6
Property, Plant and Equipment, net	596.5	588.8
Capitalized Software Held for Sale	126.4	131.1
Notes Receivable	243.7	248.6
Goodwill and Other Intangibles	1,456.2	1,449.5
Other Assets	716.1	681.8

Total Assets	$14,764.8	$14,353.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Drafts and accounts payable	$6,981.3	$6,630.7
Deferred revenue	423.0	459.7
Current portion of long-term debt	16.4	10.2
Other	792.0	873.8

Total	8,212.7	7,974.4
Postretirement Obligations and Other Noncurrent Liabilities	401.9	363.5
Long-Term Debt	1,279.4	1,290.7
McKesson Corporation — Obligated Mandatorily Redeemable Convertible Preferred Securities of Subsidiary Grantor Trust Whose Sole Assets Are Junior Subordinated Debentures of McKesson Corporation	196.5	196.3
Stockholders’ Equity	4,674.3	4,528.5

Total Liabilities and Stockholders’ Equity	$14,764.8	$14,353.4

Schedule IV

McKESSON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in millions)

	Quarter Ended June 30,

	FY04	FY03

OPERATING ACTIVITIES
Income From Continuing Operations	$155.6	$117.8
Adjustments to Reconcile to Net Cash Provided (Used) By Operating Activities:
Depreciation	25.1	27.3
Amortization	27.9	23.2
Provision for bad debts	2.6	20.0
Deferred taxes on income	39.0	5.9
Other non-cash items	(1.9)	5.7

Total	248.3	199.9

Effects of Changes In:
Receivables	(464.5)	(192.0)
Inventories	76.3	(155.4)
Accounts and drafts payable	317.2	(7.0)
Deferred revenue	(36.5)	(4.5)
Taxes	4.7	21.1
Other	(102.2)	(56.2)

Total	(205.0)	(394.0)

Net cash provided (used) by continuing operations	43.3	(194.1)
Discontinued Operations	—	(3.4)

Net cash provided (used) by operating activities	43.3	(197.5)

INVESTING ACTIVITIES
Property Acquisitions	(30.3)	(25.5)
Capitalized Software Expenditures	(50.8)	(39.6)
Acquisitions of Businesses, Less Cash and Short-Term Investments Acquired	(0.6)	(1.9)
Notes Receivable Issuances, Net	(3.6)	(10.4)
Other	22.3	(12.3)

Net cash used by investing activities	(63.0)	(89.7)

FINANCING ACTIVITIES
Repayment of Debt	(5.4)	(4.5)
Dividends Paid on Preferred Securities of Subsidiary Trust	(2.5)	(2.5)
Capital Stock Transactions:
Issuances	34.7	39.4
Share repurchases	(75.3)	—
ESOP notes and guarantees	4.9	3.0
Dividends paid	(17.5)	(17.3)
Other	4.0	1.1

Net cash provided (used) by financing activities	(57.1)	19.2

Net Decrease in Cash and Equivalents	(76.8)	(268.0)
Cash and Equivalents at Beginning of Period	522.0	557.8

Cash and Equivalents at End of Period	$445.2	$289.8

Schedule V

McKESSON CORPORATION
RETURN ON STOCKHOLDERS’ EQUITY AND COMMITTED CAPITAL
(unaudited)
(in millions)

	Quarter Ended June 30,

	FY04	FY03

Net income-last 4 quarters	$593.7	$430.5
Stockholders’ equity-5 quarter average	$4,366.2	$3,825.6
Return on stockholders’ equity	13.6%	11.3%

Adjusted income-last 4 quarters
Income from continuing operations before interest and income taxes	$1,024.6	$792.2
Amortization of intangibles	18.9	14.6

Adjusted income	$1,043.5	$806.8

Committed capital-5 quarter average
Long-term debt	$1,352.9	$1,301.0
Short-term borrowings	62.4	52.0
Non-current portion of deferred income taxes	(3.0)	(24.7)
Convertible preferred securities of subsidiary grantor trust	196.3	196.1
Stockholders’ equity	4,366.2	3,825.6
Cash, cash equivalents and marketable securities	(386.2)	(337.1)
Goodwill and other intangibles	(1,381.5)	(1,084.4)

Committed capital	$4,207.1	$3,928.4

Return on committed capital	24.8%	20.5%

The Company utilizes return on committed capital as a measure to evaluate its ability to generate income relative to its investment in capital. The Company believes that the most directly comparative GAAP measure is return on stockholders’ equity.